As filed with the Securities and Exchange Commission on July 20 , 2011

Registration No. 333-173873

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3

TO THE

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       SW China Imports, Inc.

 (Exact name of registrant as specified in its charter)

                                          Nevada

 (State or other jurisdiction of incorporation or organization)

                                            5190

 (Primary Standard Industrial Classification Code Number)

                                       45-0704149

 (I.R.S. Employer Identification Number)

           15800 Crabbs Branch Way, Ste. 310, Rockville, MD  20855; Tel: (240) 477-7738, Fax: (240) 715-9116

 (Address, including zip code, and telephone number, including are code, of registrant’s principal executive offices)

                    15800 Crabbs Branch Way, Ste. 310, Rockville, MD  20855; Tel: (240) 477-7738

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Taurus Financial Partners, LLC, c/o The Mailbox #5241, P. O. Box 523882, Miami, FL  33152-3882

Tel: (512) 772-1542; Fax: (512) 772-1569 and (949) 607-4052

                  As soon as practicable after the effective date of this registration statement

 (Approximate date of commencement of the proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large Accelerated Filer ☐                                                                                                        Accelerated Filer    ☐

Non-Accelerated Filer   ☐  (Do not check if a smaller reporting company)            Smaller Reporting Company ☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)(3)

Common Stock, $0.0001 par value	50,000,000	$0.01	$500,000	$58.05

(1)

Pursuant to Rule 415 of the Securities Act, these securities are being offered by the Registrant on a delayed or continuous basis.

(2)

Estimated solely for the purposes of calculating the registration fee under Rule 457(a).

(3)

The registration fee has been paid previously.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

50,000,000 Shares of Common Stock

SW China Imports, Inc.

$0.01 per Share

SW China Imports, Inc. is offering, on a “best-efforts” basis, 50,000,000 shares of its Common Stock, $0.0001 par value, at a purchase price of $0.01 per share (“Shares”).  This is the initial offering of our Common Stock and no public market currently exists for the securities being offered in this prospectus.  We are currently in the development stage and have nominal operations and minimal assets, which makes us a “shell company” as defined in Rule 12b-2 of the Exchange Act, as amended.  Because we are considered a shell company, the securities sold in this offering can only be resold through (i) registration under the Securities Act of 1933, as amended (“Securities Act”), (ii) Section 4(1) under the Securities Act, if available, for non-affiliates, or (iii) by meeting the conditions of Rule 144(i) under the Securities Act which requires a minimal holding period of 12 months following SW China Imports no longer being classified a shell company.

We are offering the Shares on self-underwritten, best-efforts basis directly through our directors.  The Shares will be offered at a fixed price of $0.01 per share for a period not to exceed 180 days from the date of this prospectus.  Because there is no minimum amount of shares that must be sold in this offering, the gross proceeds may range between $-0- and $500,000.  There is no minimum number of shares required to be purchased, and, therefore, the total proceeds received by us might not be enough to sustain operations.  Further, a market for our Common Stock may never develop.  The Shares will be sold on our behalf by Seon Won and Jae Hwang, our directors.  Our directors will not receive any commissions or other compensation from the offering for selling the Shares on our behalf.  The intended methods of communication include, without limitations, telephone and personal contact.  For more information, see the prospectus sections titled “Plan of Distribution” and “Use of Proceeds”.

There are no arrangements or plans to place the proceeds from this offering into an escrow, trust or similar account.  All proceeds from this offering will be available immediately to us for general corporate use, regardless of whether we are able to place the entire offering.  As such, some or all of the proceeds from this offering could potentially be seized by our creditors.  Further, if we fail to raise sufficient capital from this offering to commence operations, you could lose your entire investment.  Anyone investing in this offering will not be entitled to a refund.

The offering shall terminate on the earlier of (i) the date when the sale of all 50,000,000 shares is completed, (ii) 180 days from the date of this prospectus, or (iii) by a resolution from our Board of Directors.  We will not extend the offering period beyond 180 days from the date of this prospectus.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 8.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July 19 , 2011.

TABLE OF CONTENTS

Until ninety days after the date this registration statement is declared effective, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus.  This summary does not contain all the information that may be important to you.  You should read the more detailed information contained in this prospectus, including, but not limited to, the risk factors beginning on page 8.  References to “we,” “us,” “our,” “SW China Imports” or the “Company” mean SW China Imports, Inc.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend” and other similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

Our Company

We were incorporated on February 23, 2011 in the State of Nevada.  We plan on importing high-end handmade lace wigs and hairpieces manufactured in China and South Korea into the United States.  We intend to sell our products in bulk to beauty supply stores, hair salons, and independent hair stylists.  We also intend to sell our products directly to the retail consumer via the Internet.

It is important to note that we are a development stage business with minimal business activity.  As of the date of this prospectus we have not begun importing any lace wigs or hairpieces.  Further, we do not have any formal agreements in place with any beauty supply stores, hair salons or independent hair stylists; our discussions with potential distributors have been limited solely to exploratory talks until we can demonstrate our ability to procure and deliver our products in a timely manner and in sufficient quantities.

As of March 15, 2011 we have not generated any revenue and have incurred $101,000 in losses since our inception on February 23, 2011, and have relied upon our directors to fund our operations.  We are a development stage company and we do not expect to generate revenue which would be sufficient to sustain our operations for at least the next 12 months.  Accordingly, and for the foreseeable future, we will continue to be dependent on additional financing in order to maintain our operations and continue with our corporate activities.  Due to the uncertainty of our ability to meet our financial obligations and to pay our liabilities as they become due, in their report on our financial statements for the period ended March 15, 2011, our independent registered public accounting firm included additional comments indicating concerns about our ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

This offering and any investment in our common stock involves a high degree of risk.  If we are unable to generate adequate revenue, we may be obliged to cease business operations due to a lack of operating capital.  We face many challenges to continue operations, including our lack of operating history, lack of revenues to date, and the losses we have incurred to date.  Please review the "Risk Factors" starting on page 8 of this prospectus.

Our directors collectively own 90.9% of the issued and outstanding shares of our common stock as of the date of this prospectus.  If we sell all of the shares being offered in this prospectus our directors will still own 62.5% of our then issued and outstanding common stock.  Accordingly, they will effectively be able to determine the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets.  The interests of our directors may differ from the interests of the other shareholders and thus result in corporate decisions that are disadvantageous to other shareholders.

We are conducting this offering through this prospectus and attempting to raise enough capital to initiate operations and establish enough operating history to conduct a larger, less dilutive equity offering sometime in the future to pursue our long-term business development plan.  The capital we will raise from this offering, if any, may be inadequate to initiate operations, cover the costs of this offering, and, because we will become a reporting company as a result of this offering, meet future reporting requirements.  Please review the "Risk Factors" starting on page 8 of this prospectus and “Liquidity and Capital Resources” on page 19.

Our principal executive offices are located at 15800 Crabbs Branch Way, Ste. 310, Rockville, MD  20855 and our telephone number at that address is (240) 477-7738.  This office space is being provided to us by our treasurer and secretary, Jae Hwang, free of charge.

The Offering

Following is a brief summary of this offering:

Securities being offered:	50,000,000 shares of common stock, $0.0001 par value

Offering price:	$0.01 per share

Minimum number of shares to be sold in this offering:	None

Company capitalization:

Common Stock: 500,000,000 shares authorized; 110,000,000 shares issued and outstanding as of the date of this prospectus.

Preferred Stock: 50,000,000 shares authorized; no shares issued and outstanding as of the date of this prospectus.

Number of shares outstanding before the offering:	110,000,000

Number of shares outstanding after the offering, assuming all of the shares are sold:	160,000,000

Use of proceeds:

We intend to use the proceeds of this offering to place a purchase order for our initial inventory of handmade lace wigs and hairpieces, commence operations, and as general working capital to further develop and continue our business operations.  See the “Use of Proceeds” section for more information on page 15.

Lack of escrow account:

There are no arrangements or plans to place the proceeds from this offering into an escrow, trust or similar account.  All proceeds from this offering will be available immediately to us for general corporate use, regardless of whether we are able to place the entire offering.

Risk factors:

See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our Common Stock. Because we have nominal operations and minimal assets, we are considered to be a “shell company” under the Securities Exchange Act of 1934, as amended.  Because our business is considered a shell company, the securities sold in this offering can only be resold through (i) registration under the Securities Act of 1933, as amended (“Securities Act”), (ii) Section 4(1) of the Securities Act, if available, for non-affiliates, or (iii) by meeting the conditions of Rule 144(i) under the Securities Act which requires a minimal holding period of 12 months following SW China Imports no longer being classified a shell company.  Therefore, any investment in our business should be considered extremely risky and is suitable only for those who can afford to lose the entirety of their investment.

Selected Financial Information

The tables below summarize the audited financial statements of SW China Imports, Inc. for the period February 23, 2011 (inception) to March 15, 2011:

Balance Sheet Summary:

As of March 15, 2011 (audited*)

Cash and cash equivalents	$ -
Total assets	$ -
Total liabilities	$1,000
Total stockholders’ (deficit)	($1,000)

* Taken from the audited financial statements starting on page F-1 of this prospectus.  Our auditors did not audit the content of this table.

Statement of Operations Summary:

For the period of February 23, 2011 (inception) through March 15, 2011 (audited*)

Revenue	$ -
Expenses	$101,000
Net (loss)	($101,000)
Net (loss) per share of common stock, basic and diluted	($0.00)

* Taken from the audited financial statements starting on page F-1 of this prospectus.  Our auditors did not audit the content of this table.

Important Information – No Required Minimum Amount of Shares Must be Sold

There is no required minimum amount of Shares that must be sold in this offering.  As a result, potential investors will not know how many Shares will ultimately be sold and the amount of proceeds we will receive from this offering.  If we sell only a few Shares, potential investors may end up holding shares in a company that:

•

hasn’t received enough proceeds from the offering to initiate or, if initiated, sustain operations; and

•

has no market for its common stock.

This should be considered a substantial risk of investment, taken together with the “Risk Factors” section presented in this prospectus starting on page 8.

Status as a Shell Company

We are currently in the development stage and have nominal operations and minimal assets, which makes us a “shell company” as defined in Rule 12b-2 of the Exchange Act, as amended.  Because we are considered a shell company, the securities sold in this offering can only be resold through (i) registration under the Securities Act of 1933, as amended (“Securities Act”), (ii) Section 4(1) under the Securities Act, if available, for non-affiliates, or (iii) by meeting the conditions of Rule 144(i) under the Securities Act which requires a minimal holding period of 12 months following SW China Imports no longer being classified a shell company.

Therefore, an investment in our business is considered extremely risky and is suitable only for those who can afford to lose their entire investment.

Rule 419 – “Blank Check Company”

We are not a “blank check company” as defined by Rule 419 of the Securities Act of 1933, as amended, and therefore the registration statement need not comply with the requirements of Rule 419.  Rule 419 defines a “blank check company” as a company that:

(1)

is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and

(2)

is issuing "penny stock," as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

We have a very specific business purpose and a bona fide plan of operations.  Our business plan and purpose is to import high-end handmade lace wigs and hairpieces manufactured in China and South Korea into the United States.  We intend to sell our products through beauty supply stores, hair salons, and independent hair stylists.  We also intend to sell our products directly to the retail consumer via the Internet.  Our president and chief executive officer, Seon Won, has more than nine years experience working within the health and beauty supply industry.

As of March 15, 2011, we have not generated any revenue nor do we anticipate generating any revenue for at least nine months from the date we close this offering, assuming we are able to place a sufficient amount of this offering.  Upon receipt of adequate funding from this offering we intend to purchase our initial inventory and begin selling our lace wigs and hairpieces in bulk to beauty supply stores, hair salons, independent hair stylists, and directly to the consumer via the Internet.

Our day-to-day business activities currently include, among others, (i) developing and maintaining contact with beauty supply stores, hair salons and independent hair stylists, (ii) researching and initiating preliminary contact with prospective manufacturers in China and South Korea, (iii) researching shipping and freight options, and (iv) establishing corporate banking relationships.

We do not have any plans or intentions to engage in a merger or acquisition with an unidentified company or companies or other entity or person.

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock.

If any of the following risks actually occur, our business, financial condition and results of operations could be harmed and you may lose your entire investment.

Industry Risk Factors

The beauty care products business is highly competitive, which could have a material adverse effect on our business, financial condition and/or results of operations.

The beauty care products business is highly competitive.  We intend to compete primarily by:

•

developing and importing high quality handmade lace wigs and hairpieces;

•

educating end-user consumers on our product’s quality and benefits;

•

offering attractively priced products, relative to those of the competition;

•

maintaining favorable brand recognition;

•

generating attractive margins and inventory turns by managing and executing effective pricing, incentive and promotion programs;

•

ensuring product availability through effective planning and inventory management; and

•

providing effective advertising, promotion, marketing and merchandising support.

Any increase in or change in the current level of competition that we face could have a material adverse effect on our business, financial condition and results of operations.  Failure to effectively address and react to market competition could affect our future sales and force us to cease operations in which investors could lose their entire investment.

Continued weak economic conditions could have a material adverse effect on our business.

The economic conditions in late 2008, 2009 and 2010 in the United States has contributed, and may continue to contribute to, high unemployment levels, lower consumer spending and reduced credit availability, and has in general impacted business overall and consumer confidence.  If such conditions continue or worsen, they could have an impact on wholesale and retail purchases of our products, which could affect our future sales, overall business, and force us to cease operations in which case investors could lose their entire investment.

Company Risk Factors

We lack an operating history and have losses which we expect to continue into the future.  There is no assurance our future operations will result in profitable revenues.  If we cannot generate sufficient revenues to operate profitably, our business will fail.

We were incorporated on February 23, 2011, have generated no revenues and incurred $101,000 in losses since inception.  We have very little operating history upon which an evaluation of our future success or failure can be made.  We have not achieved profitability and expect to continue to incur net losses throughout the fiscal year ending December 31, 2011 and into subsequent fiscal periods.  We expect to incur significant operating expenses and, as a result, will need to generate significant revenues to achieve profitability, which may not occur.  Even if we do achieve profitability, we may be unable to sustain or increase profitability on an ongoing basis which could cause us to go out of business.

We are dependent upon the funds to be raised in this offering to advance our business, the proceeds of which may be insufficient to acquire an initial inventory and begin generating sufficient levels of revenue which could cause our business to fail.

We have limited operations to date which have been funded exclusively by our directors and current stockholders.  We need the proceeds from this offering to commence operations, acquire our initial inventory of high-end handmade lace wigs and hairpieces, and proceed with our business plan.  We may need additional funds to complete further development of our business plan before we are able to achieve a sustainable level of revenue where ongoing operations can be funded out of revenues.  There is no assurance that any additional financing will be available, or if available, on terms that will be acceptable to us.  If we are not able to obtain additional financing, we may have to cease operations and investors will lose their entire investment.

There is substantial uncertainty as to whether we will continue operations.  If we discontinue operations, you could lose your entire investment.

Our independent registered public accounting firm has discussed their uncertainty regarding our business operations in their audit report dated April 19, 2011.  This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months.  The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such, we may have to cease operations and you could lose your entire investment.

Because we are in the development stage and have nominal assets and minimal operations, we are considered a “shell company” and our business is difficult to evaluate.

We are currently in the development stage and have nominal operations and minimal assets, which makes us a “shell company” as defined in Rule 12b-2 of the Exchange Act, as amended.  Because we are considered a shell company, the securities sold in this offering can only be resold through (i) registration under the Securities Act of 1933, as amended (“Securities Act”), (ii) Section 4(1) under the Securities Act, if available, for non-affiliates, or (iii) by meeting the conditions of Rule 144(i) under the Securities Act which requires a minimal holding period of 12 months following SW China Imports no longer being classified a shell company.

To effectively eliminate our status as a shell company we will need to purchase our initial inventory of products and begin selling our lace wigs and hairpieces through beauty supply stores, hair salons, independent hair stylists, and directly to the consumer via the Internet.  If we are able to raise at least $125,000 from this offering, we should be able to accomplish these milestones.  Since inception, we have primarily been engaged in organizational efforts and developing our overall business plan and future growth strategy.

Additionally, because we are currently a shell company with nominal assets and operations, there is a risk that we will be unable to continue as a going concern.  We do not anticipate generating significant revenues or attaining profitability from operations for at least nine months from the date we close this offering.  We currently do not have any assets or revenue.  We anticipate we will continue sustaining operating expenses over the next 12 months, probably even longer.  This will likely result in us continuing to incur net operating losses for the foreseeable future.  There is no guarantee that we will ever develop and sustain a suitable business operation.

We depend on key personnel.

Our  future  success  will  depend  in  part  on the  continued  service  of key personnel, in particular, Seon Won, our  president  and  chief  executive officer, and  Jae Hwang, our treasurer and secretary.  Our future success will also depend on our ability to attract and retain key personnel, especially in the areas of sales and marketing.  We face intense competition for these individuals from well-established and better financed competitors.  We may not be able to attract qualified new employees or retain existing employees, which may have a material adverse effect on our results of operations and financial condition.

Our directors currently own 90.9% of our issued and outstanding common stock.  In the event this offering is completely subscribed our directors will own 62.5% of the then issued and outstanding common stock and will continue to be able to control all corporate decisions, even if such decisions may not be in the best interest of minority shareholders.

Our directors, Seon Won and Jae Hwang, currently control an aggregate of 100,000,000 shares of our common stock, or 90.9% of all issued and outstanding shares.  In the event this offering is completely subscribed they will still own 62.5% of our then issued and outstanding common stock.  Accordingly, they can effectively control the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets.  The interests of our directors may differ from the interests of the other shareholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Our operations are dependent upon third-party suppliers whose failure to perform adequately could disrupt our business operations.

We intend to import most, if not all, of our high-end handmade lace wigs and hairpieces from third-parties.  Our ability to select and retain reliable vendors who provide timely deliveries of quality products will impact our success in meeting future customer demand for timely delivery of quality products.  We do not intend to enter into long-term contracts with our primary vendors and suppliers.  Rather, most of our imported products are to be supplied on a “purchase order” basis.  As a result, we may be subject to unexpected changes in pricing or supply of products.  In addition, the current credit crisis and turbulent macroeconomic environment may affect the liquidity and financial condition of our suppliers.  Should any of these parties fail to manufacture sufficient supply, go out of business or discontinue a particular product, we may not be able to find alternative suppliers in a timely manner, if at all.  Any inability of our suppliers to timely deliver quality products or any unanticipated change in supply, quality or pricing of products could be disruptive to our business and affect our future sales.

Our reliance on manufacturing facilities and suppliers in Asia could make us vulnerable to supply interruptions related to the political, legal and cultural environment in Asia.

We intend to have the majority of our planned products manufactured by third-party suppliers in Asia, primarily the People’s Republic of China and South Korea.  Our ability to continue to select reliable vendors who provide timely deliveries of quality products will impact our success in meeting customer demand for timely delivery of our products.  Further, the ability of third-party suppliers to timely deliver finished goods and/or raw materials, may be affected by events beyond their control, such as inability of shippers to timely deliver merchandise due to work stoppages or slowdowns, or significant weather and health conditions (such as SARS or the Bird Flu) affecting manufacturers and/or shippers.  Any adverse change in, among other things, any of the following could have a material adverse effect on our business, results of operations and financial condition:

•

our relationship with third-party suppliers;

•

the financial condition of our third-party suppliers;

•

our ability to import products from these third-party suppliers; or

•

third-party suppliers’ ability to manufacture and deliver outsourced products on a timely basis.

We cannot assure you that we could quickly or effectively replace any third-party suppliers if the need arose.  Our dependence on these few suppliers could also adversely affect our ability to react quickly and effectively to changes in the market for our products.  In addition, international manufacturing is subject to significant risks, including, among other things:

•

labor unrest;

•

social, political and economic instability;

•

restrictions on transfer of funds;

•

domestic and international customs and tariffs;

•

unexpected changes in regulatory environments; and

•

potentially adverse tax consequences.

Labor in Asia, particularly China, has historically been readily available at relatively low cost as compared to labor costs in North America.  China has experienced rapid social, political and economic changes in recent years.  We cannot assure you that labor will continue to be available to us in China at costs consistent with historical levels or that changes in labor or other laws will not be enacted which would have a material adverse effect on our planned manufacturing operations in China.  A substantial increase in labor costs in China could have a material adverse effect on our business, results of operations and financial condition.  Although China currently enjoys “most favored nation” trading status with the United States, the U.S. government has in the past proposed to revoke such status and to impose higher tariffs on products imported from China.  We cannot assure you that our business will not be affected by the aforementioned risks, each of which could have a material adverse effect on our business, potentially causing us to cease operations.

Our officers and directors dedicate a significant portion of their time to outside business interests which could result in their inability to properly manage company affairs, resulting in our remaining a development stage shell company with no revenues or profits.

The responsibility of developing our core business, offering and selling the Shares through this prospectus, and fulfilling the reporting requirements of a public company all fall upon our directors, Seon Won and Jae Hwang.  Mr. Won and Mr. Hwang are able to dedicate only about 50% and 20%, respectively, of their professional time to our business, or approximately between 20-25 and 4-10 hours a week, respectively.

We rely especially heavily on Mr. Won’s knowledge and vast experience in the beauty supply industry.  We have not formulated a plan to resolve any possible conflict of interest with his other competing business activities, which happen to be in the same industry.  Significant potential conflicts include the possibility of Mr. Won’s suppliers entering into exclusivity arrangements with his outside business interests and/or providing his outside business interests with terms that are more favorable than they would be willing to provide us.  In the event he is unable to fulfill any aspect of his duties, we may experience a shortfall or complete lack of revenue resulting in little or no profits and the eventual closure of our business.

Our product introductions may not be as successful as we anticipate, which could prevent us from generating sufficient levels of revenue and could cause our business to fail.

The launch of our products carries risks, as well as the possibility of unexpected consequences, including:

•

the acceptance of our products, and sales of these products to, beauty supply stores, hair salons, independent hair stylists, and directly to the retail consumers may not be as high as we anticipate;

•

our advertising, promotional and marketing strategies may be less effective than planned and may fail to effectively reach our targeted consumer base or engender the desired consumption;

•

we may incur costs exceeding our expectations as a result of the launch of our products, including, for example, advertising, promotional and marketing expenses, sales return expenses or other costs normally associated with launching new products;

•

our product pricing strategies may not be accepted by our anticipated customers and/or end-user consumers, which may result in our actual revenues being less than anticipated; and

•

any delays or difficulties impacting our, and our suppliers’, ability to timely manufacture, distribute and ship products, such as those discussed under “We are dependent upon our ability to import our products in bulk from third-party manufacturers located in China.  Disruptions at any of the manufacturing facilities where our products will be manufactured could prevent us from generating sufficient levels of revenue which could cause our business to fail” could affect our ability to ship and deliver products to meet its customers’ deadlines and end-use consumer demands.

Each of the risks referred to above could delay or impede our ability to achieve our sales objectives, which could affect our future sales, overall business, and force us to cease operations in which investors could lose their entire investment.

We have agreed to indemnify our officers and directors against lawsuits to the fullest extent of the law.

We are a Nevada corporation.  Nevada law permits the indemnification of officers and directors against expenses incurred in successfully defending against a claim.  Nevada law also authorizes Nevada corporations to indemnify their officers and directors against expenses and liabilities incurred because of their being or having been an officer or director.  Our organizational documents provide for this indemnification to the fullest extent permitted by law.

We currently do not maintain any insurance coverage.  In the event that we are found liable for damages or other losses, we would incur substantial and protracted losses in paying any such claims or judgments.  We have not maintained liability insurance in the past, but intend to acquire such coverage immediately upon resources becoming available.  There is no guarantee that we can secure such coverage or that any insurance coverage, if ever secured, would protect us from any damages or loss claims filed against it.

Risk Factors Relating to Our Common Stock and This Offering

There is no public (trading) market for our common stock and there is no assurance that our common stock will ever trade on a recognized exchange or dealers’ network.  Therefore, anyone investing in this offering may not be able to sell their shares.

Our common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no public market for our common stock.  We have not taken any steps to enable our common stock to be quoted on the OTC Bulletin Board or other similar venue, and can provide no assurance that our common stock will ever be quoted on any quotation service or that any market for our common stock will ever develop.  As a result, stockholders may be unable to liquidate their investments, or may encounter considerable delay in selling shares of our common stock.  We have not engaged an underwriter for this offering.  Therefore, we cannot assure you that any brokerage firm will act as a market maker of our securities.  A trading market may not develop in the future, and if one does develop, it may not be sustained.  If an active  trading market does develop, the market price of our common stock is likely to be highly volatile due to, among other  things,  the nature of our business and because we are a new public company with a limited operating history.  Further, even if a public market develops, the volume of trading in our common stock will presumably be limited and likely be dominated by a few individual stockholders.  The limited volume, if any, will make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time.  The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

•

variations in our quarterly operating results;

•

changes in general economic conditions and consumer spending habits;

•

announcements by us or our competitors of significant new contracts, acquisitions, strategic partnerships or joint ventures, or capital commitments;

•

loss of a significant distributor, retailer, partner or joint venture participant; and

•

the addition or loss of key managerial and collaborative personnel.

The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies' securities and that have often been unrelated to the operating performance of these companies.  Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance.  As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

We do not intend to pay any dividends on our common stock, therefore there are limited ways in which you can make a profit on any investment in SW China Imports, Inc.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future.  To the extent that we may seek additional funding in the future, our future funding sources may likely prohibit us from paying any dividends.  Because we do not intend to declare dividends, any gain on an investment in our shares of common stock will need to come through the appreciation of our common stock’s share price, for which there is currently no market.

We have anti-takeover provisions which may make it difficult to replace or remove our current management and could also result in significant dilution to an investment in our common stock.

Our Articles of Incorporation authorizes the issuance of up to 500,000,000 shares of common stock and of up to 50,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our Board of Directors.  Our Board of Directors may, without requiring shareholder approval, issue shares of preferred stock with dividends, liquidation, conversion, voting or other rights which could supercede and/or adversely affect the voting power and/or other rights of the holders of our common stock.  The ability of our Board of Directors to issue shares of common stock and/or preferred stock may prevent any shareholder attempt to replace or remove current management and/or could make it extremely difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders.  Additionally, the issuance of additional common stock or preferred stock in the future may significantly reduce your proportionate ownership and voting power.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares.  We intend to sell our shares through our directors who will receive no commissions or other forms of compensation for doing this for us.  Our directors will offer the shares to friends, family members, and other business associates.  However, there is no guarantee that they will be able to sell any of the shares.  Unless they are successful in selling the shares and we receive the proceeds from this offering, we may have to seek alternative financing before we are able to proceed with our business plan.

There are no arrangements or plans to place the proceeds from this offering into an escrow, trust or similar account.  If we file for or are forced into bankruptcy protection, investors will lose their entire investment.

We have not made any arrangements to place the proceeds from this offering into an escrow, trust or similar account.  Proceeds from this offering, if any, will be immediately available to us for general corporate purposes.  If we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, any funds invested in this offering will become part of the bankruptcy estate and administered according to the bankruptcy laws.  As such, any funds invested in this offering will be used to pay creditors and, if there are not sufficient funds to pay all creditors, you will lose your investment.

If our common stock is accepted for quotation on the OTC Bulletin Board it will be subject to the "Penny Stock" rules of the SEC which may limit the trading market in our common stock and make transactions in our stock cumbersome, thereby possibly reducing the value of an investment in our common stock.

We intend to apply to have our common stock quoted on the Over-The-Counter Bulletin Board (OTCBB).  In order to be quoted on the OTCBB, a market maker must first file an application on our behalf with The Financial Industry Regulatory Authority (FINRA), which operates the OTCBB.  There are no assurances that a market maker will ever agree to file such an application on our behalf, or, if such an application is filed, that it will ever be accepted and approved by FINRA.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require:

•

that a broker or dealer approve a person's account for transactions in penny stocks; and

•

the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•

obtain financial information, investment experience and investment objectives of the person; and

•

make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•

sets forth the basis on which the broker or dealer made the suitability determination; and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules.  This may make it more difficult for investors to sell shares of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results.

Our business is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”).  We are also required to comply with the internal control evaluation and certification requirements of Section 404 of the Sarbanes-Oxley Act of 2002.  We are in the process of determining whether our existing internal controls over financial reporting systems are compliant with Section 404.  This process may divert internal resources and will take a significant amount of time, effort and expense to complete.  If it is determined that we are not in compliance with Section 404, we may be required to implement new internal control procedures and reevaluate our financial reporting.  We may experience higher than anticipated operating expenses as well as outside auditor fees during the implementation of these changes and thereafter.  Further, we may need to hire additional qualified personnel in order for us to be compliant with Section 404.  If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results.

Volatility in our common share price may subject us to securities litigation, thereby diverting our resources which may materially affect our profitability and results of operations.

We expect the market for our common stock, if one ever develops, to be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future.  In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may in the future be the target of similar litigation.  Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

FORWARD LOOKING STATEMENTS

When used in this prospectus, the words or phrases “will likely result,” “we expect,” “will continue,” “anticipate,” “estimate,” “project,” ”outlook,” “could,” “would,” “may,” or other similar expressions are intended to identify forward-looking statements.  We wish to caution readers not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made.  Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected.  Such risks and uncertainties include, among others, importing and maintaining an adequate inventory of high-quality handmade wigs and hairpieces, attracting a sufficient number of beauty supply stores, hair salons, and independent hair stylists interested in reselling our products, our ability to develop our core business model and execute on our business plan and expansion strategies, and our ability to finance and sustain operations.  We have no obligation to publicly release the results of any revisions which may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis.  No minimum number of shares must be sold in order for the offering to proceed.  The offering price per share is $0.01.  The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by us and are for illustrative purposes only.  This offering may generate proceeds totaling between $-0- and $500,000.  If less than $125,000 is raised in this offering, we intend to continue operating on a limited basis, meeting only our SEC filing obligations while we seek alternative sources of financing.  However, (i) we currently have no alternative sources of financing, (ii) we will not commence seeking alternative sources of financing until this registration statement is effective, and (iii) we cannot provide investors with any assurance that we will be able to raise sufficient funds from this offering or any alternative sources of financing to proceed with any material business development and activities.

USE OF PROCEEDS (1)	If 25% of the Shares are Sold	If 50% of the Shares are Sold	If 75% of the Shares are Sold	If 100% of the Shares are Sold

Gross Proceeds	$125,000	$250,000	$375,000	$500,000

General Operational Expenses (2)	25,000	35,000	50,000	75,000
Inventory Purchase	50,000	100,000	150,000	250,000
Marketing and Sales	15,000	25,000	35,000	50,000
Website Development	15,000	15,000	15,000	15,000
Working Capital	20,000	75,000	125,000	110,000
TOTALS	$125,000	$250,000	$375,000	$500,000

(1)

The priority of expenditures for all of the above scenarios is: inventory purchase, general operating expenses, marketing and sales, website development, and working capital reserves.  Inventory purchasing is our highest priority; we wish to minimize our manufacturing and shipping costs by ordering in bulk as large of an inventory as possible.  In the event we cannot raise sufficient capital from this offering, we will order a small sampling of inventory and seek alternative sources of financing to proceed with our business plan of importing high-end handmade lace wigs and hairpieces manufactured in China and South Korea.

(2)

Includes accounting, legal, SEC filing fees, and transfer agent fees associated with this offering which are estimated to aggregate $11,558.  Because this offering is being made exclusively through our directors, no commissions or other associated expenses will be paid.

In the future, in addition to equity financing, we may rely on loans and/or other advances from our directors and other stockholders to continue our operations.  However, there are no assurances that our directors or other stockholders will provide us with any additional funds.  If we are not able to obtain adequate financing, we may have to cease operations whereby you will lose your entire investment.

DETERMINATION OF OFFERING PRICE

The offering price of the shares was arbitrarily determined by us.  The offering price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a company.  In determining the number of shares to be offered and the offering price, we took into consideration the amount of money we would need to begin to establish acquire an initial inventory of high-end handmade wigs and hairpieces and proceed with our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.  As of March 15, 2011, the net tangible book value of our shares of common stock was a deficit of ($1,000), or ($0.00) per share based upon 110,000,000 shares issued and outstanding.

Assuming all 50,000,000 shares offered are sold, and in effect we receive the maximum estimated proceeds of this offering, our net book value will be approximately $499,000, or $0.0031 per share.  Therefore, any investor will incur an immediate loss of approximately $0.0069 per share while our existing stockholders will receive an increase of $0.0031 per share in net tangible book value.  This would result in an immediate dilution of 68.7% for purchasers of stock in this offering.

The following table represents a comparison of the prices paid by purchasers of our common stock in this offering and our original stockholders, based on assumptions that we sell 25%, 50%, 75% and 100% of the offering, respectively:

	If 25% of the Shares are Sold	If 50% of the Shares are Sold	If 75% of the Shares are Sold	If 100% of the Shares are Sold

Offering price per share	$0.01	$0.01	$0.01	$0.01
Book value per share before offering (deficit)	($0.0000)	($0.0000)	($0.0000)	($0.0000)
Book value per share after offering	$0.001	$0.0018	$0.0025	$0.0031
Net increase per share to original shareholders	$0.001	$0.0018	$0.0025	$0.0031
Decrease in investment per share to new shareholders	$0.009	$0.0082	$0.0075	$0.0069
Dilution to new shareholders	89.9%	81.6%	74.6%	68.7%
Number of shares after offering held by new investors	12,500,000	25,000,000	37,500,000	50,000,000
Percentage of ownership after offering by new investors	10.2%	18.5%	25.4%	31.3%

PLAN OF DISTRIBUTION

This is a self-underwritten “best-efforts” offering.  This prospectus is part of a prospectus that permits our directors, Seon Won and Jae Hwang, to sell the shares of common stock directly to the public with no commission or other remuneration payable to our directors for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Our directors will sell the shares and intend to offer them to friends, family members, and personal and professional acquaintances.  In offering the securities on our behalf, our directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.  In their endeavors to sell this offering, our directors will not use any mass-advertising methods such as the Internet or print media.

Our directors will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an issuer, may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.  The conditions are that:

1)

The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation;

2)

The person is not compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3)

The person is not at the time of their participation, an associated person of a broker-dealer; and

4)

The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he or she (a) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (b) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (c) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our directors are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer.  They are and will continue to be our directors at the end of this offering and are not currently and have not been during the last 12 months broker-dealers or associated with a broker-dealer.  They have not during the last 12 months and will not in the next 12 months offer or sell securities for another corporation.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder.  They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $160,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker-dealers to:

•

approve the transaction for the customer's account;

•

obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased;

•

obtain from the customer information regarding his investment experience;

•

make a determination that the investment is suitable for the investor;

•

deliver to the customer a written statement for the basis for the suitability determination;

•

notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and

•

provide the customer with FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

Terms of the Offering

We are offering on a best-efforts basis 50,000,000 shares of our common stock at a price of $0.01 per share.  This is the initial offering of our common stock and no public market exists for the securities being offered. We are offering the shares through a “self-underwritten” offering, directly through our directors.  The shares will be offered at a fixed price of $0.01 per share for a period not to exceed one-hundred and eighty (180) days from the date of this prospectus.  There is no minimum number of shares required to be purchased.  This offering is on a best effort basis.  No commission or other compensation related to the sale of the shares will be paid to our directors.  The intended methods of communication include, without limitations, telephone and personal contact.

This offering shall terminate on the earlier of (i) the date when the sale of all 50,000,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this prospectus.  We will not extend the offering period beyond one hundred and eighty (180) days from the effective date of this prospectus.

There can be no assurance that any of the shares will be sold.  We have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent, nor do we intend to enter into any such agreement or arrangement with any broker/dealer or sales agent.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold only in those states if they have been registered or qualified for sale or an exemption from such registration or qualification requirement is available and with which we have complied.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must: (i) execute and deliver a subscription agreement; and (ii) wire transfer or deliver a check or certified funds to us for acceptance or rejection.  All checks for subscriptions must be made payable to SW China Imports, Inc.

There are no arrangements or plans to place the proceeds from this offering into an escrow, trust or similar account.  Because this is a best efforts offering, once a subscription is accepted by us, we will have immediate availability to use the subscription proceeds, regardless of whether we are able to place the entire offering.

We will deliver stock certificates attributable to shares of common stock purchased directly to subscribers within sixty (60) days of the close of this offering.  These deliveries will be made either by (i) hand-delivery, (ii) insured U.S. Mail, or (iii) overnight courier service, whichever is most practical.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within two (2) business days after we receive them.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We are a development stage corporation with limited operations and are not currently generating any revenues from our business operations.  Our independent registered public accounting firm has issued a going concern opinion.  This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months.  We need the proceeds from this offering to commence operations, acquire our initial inventory of high-end handmade lace wigs and hairpieces, and proceed with our business plan.  Until these things occur we do not anticipate generating any revenue.  Accordingly, we must raise additional cash from sources other than operations.

To meet our need for cash we are attempting to raise money from this offering.  If we are able to raise sufficient funds from this offering we will be able to purchase our initial inventory of high-end handmade wigs and hairpieces and commence selling our products through beauty supply stores, hair salons, independent hair stylists, and directly to the retail consumer via the Internet.  As of the date of this prospectus we do not have any formal agreements with any beauty supply stores, hair salons or independent hair stylists to resell our products.  If we are unable to generate significant revenues for any reason, or if we are unable to make a reasonable profit after commencing operations and proceeding with our business plan, we may be forced to raise additional funds or to cease operations.  As of the date of this prospectus, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash or cease operations entirely.  If we fail to raise sufficient funds from this offering and require more money to proceed with our business plan, we will have to revert to attempting to raise additional money through a second public offering, a private placement of securities, and/or loans.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us upon which to base an evaluation of our performance.  We are in the start-up stage of operations and have yet to generate any revenues.  We cannot guarantee that we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in marketing costs, increases in administration expenditures associated with daily operations, increases in accounting and audit fees, and increases in legal fees related to filings and regulatory compliance.

To become profitable and competitive, we need to be able to purchase our initial inventory of high-end handmade wigs and hairpieces and commence selling our products through beauty supply stores, hair salons, independent hair stylists, and directly to the retail consumer via the Internet.  We anticipate relying on equity sales of our common stock in order to continue to fund our business operations until we are able to generate sufficient revenues to cover our operating expenses, which may never happen.  Issuances of additional shares will result in dilution to our then existing stockholders.  There is no assurance that we will be able to make any additional sales of our equity securities or arrange for debt or other financing to fund our planned business activities.  We may also rely on loans from our directors.  However, there are no assurances that our directors will provide us with any additional funds.

Currently, we do not have any arrangements for additional financing.  We have no assurance that future financing will be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue, develop, or expand our operations.  Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on February 23, 2011 through March 15, 2011.

During the period from February 23, 2011 (inception) through March 15, 2011, we have had minimal operations and have devoted most of our efforts to developing our business plan, issuing common stock, attempting to raise capital, and establishing an accounting system and other administrative functions.  We have generated no revenue and incurred $101,000 in losses since inception, which includes $1,000 in accounting fees; $50,000 in legal fees related to our formation, the preparation of this prospectus and related registration statement on Form S-1, and continued EDGAR filings support and services; and $50,000 we paid to an outside consultant for the development of our initial website, which provides for (i) the development of our logo and corporate/professional image, (ii) the creation of an interim website so our domain name can start being indexed with the major search engines, (iii) the development of a fully functional retail website, complete with live product inventory monitoring, payment acceptance (ie. credit/debit cards, PayPal, etc.), and order processing with automated forwarding for fulfillment, and (iv) webhosting and monitoring of the website.  All of the fees, except the accounting fees, were paid in restricted shares of our common stock valued at $0.01 per share.

We have secured the domain name www.swchinaimports.com.  As of the date of this prospectus, we have spent minimal time developing this website.  Further development of this website is planned and is a significant part of our “Plan of Operation” starting on page 21.

Liquidity and Capital Resources

As of March 15, 2011, we had no assets, cash or otherwise, and our total liabilities were $1,000, which is comprised of a non-interest bearing demand loan from Seon Won, our president and chief executive officer.  Further, we had no external credit facilities (i.e. bank loans, revolving lines of credit, etc.), nor do we anticipate obtaining any external credit facilities in the immediate future.

We expect to incur continued losses over the next 12 months, possibly even longer.  As of March 15, 2011, we had no cash or other assets, and we believe that we need at least $125,000 to meet our minimal working capital requirements over the next 12 months.  Our intention is to obtain this money through this offering.

We are conducting this minimal offering through this prospectus aimed at raising enough capital to initiate limited operations and establish enough operating history to conduct a larger, less dilutive equity offering sometime in the future to pursue our long-term business development plan.  The capital we will raise from this offering, if any, may be inadequate to initiate limited operations, cover the costs of this offering, and, because we will become a reporting company as a result of this offering, meet future reporting requirements.

Without limiting our available options, future equity financings will most likely be through the sale of additional shares of our common stock.  It is possible that we could also offer warrants, options and/or rights in conjunction with any future issuances of our common stock.  However, we can give no assurance that financing will be available to us, and if available to us, in amounts or on terms acceptable to us.  If we cannot secure adequate financing through this offering or through alternative sources, we may be forced to cease operations and you will lose your entire investment.

DESCRIPTION OF OUR BUSINESS AND PROPERTIES

You should rely only on the information contained in this prospectus or any supplement hereto.  We have not authorized anyone to provide you with different information.  If anyone provides you with different information, you should not rely on it.  We are not making an offer to sell the shares in any jurisdiction where the offer is not permitted.  You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the date of delivery of this prospectus or any supplement hereto, or the sale of the shares.  Our business, financial condition, results of operations and prospects may have changed since that date.

Overview of Our Business

We were incorporated on February 23, 2011 in the State of Nevada.  Our plan is to import high-end handmade lace wigs and hairpieces manufactured in China and South Korea into the United States.  We intend to sell our products in bulk to beauty supply stores, hair salons, and independent hair stylists.  We will also offer our products directly to the retail consumer via the Internet.

Industry Background

The wig and hair goods industry is highly fragmented and served primarily through local “mom and pop” retailers, hair salons and, increasingly, over the Internet.  According to a report issued by The Wig Industry (www.wigindustry.com), annual sales of wigs and hairpieces in the United States and Canada were estimated to have increased from approximately $200 million in the 1960s to around $900 million in the 1990s, and peaked at nearly $2 billion in 2007.  The market experienced a drop in sales to about $1.7 billion in 2008, which was attributed to the weak economy in general and is projected to recover as the overall economy starts to improve.

The rapid growth experienced in the industry during the 2000s is believed to be the result of introductions of new products, particularly mass produced wigs and high-end lace wigs.  The majority of these wigs and hairpieces were imported from China, South Korea, and to a lesser extend Southeast Asia.  There were some imports from Europe – notably France and Switzerland – but the market for these products is limited because they are substantially more costly to import.  Typically, a high-end lace wig imported Asia costs between $350 to $1,200 whereas its European counterpart costs anywhere from $3,000 to $9,000.

Synthetic Fiber and Human Hair Wigs and Hairpieces

Approximately 70% of all wigs and hairpieces are comprised of some type of synthetic fiber.  Advances in technology and manufacturing capabilities has led to the creation of some new fibers that look close to real and are quite durable for extended usage.  The largest manufacturer of these synthetic fibers is Aderans Co., Ltd., a Japanese based manufacturer with factories throughout Southeast Asia, including mainland China.  Prices for synthetic fiber wigs and hairpieces typically range between $50 to $200.

Although synthetic fibers comprise the majority of all wigs and hairpieces imported into the United States and Canada, the market for wigs and hairpieces made from human hair remains substantial and is estimated to account for over half of the industry’s overall dollar volume.  Most of the hair used to create wigs and hairpieces is originally imported from India, China, South America, Israel, and some Russian satellite nations.  Prices for human hair wigs and hairpieces typically range between $300 and $1,500, with prices for custom made wigs and hairpieces starting at around $2,000.

Market Composition

Nearly 75% of all imported wigs and hairpieces are purchased by women.  However, men are more likely to replace their hairpieces more frequently as well as invest in a high-end custom hairpiece.

An area that has been experiencing considerable growth recently is the sale of wigs for medical reasons, particularly for cancer patients.  Chemotherapy, which is commonly used to treat breast cancer, causes hair loss in women.  Wigs called Hair Prosthesis are gaining in popularity with cancer patients and are oftentimes covered by insurance policies.  These special hair prosthesis wigs are designed especially for women with little to no hair and are less abrasive to the scalp when compared to a more traditional wig or hairpiece.

Over the past 10 years sales to the African-American consumer have increased approximately 300% according to The Wig Industry.  Chinese manufacturers have responded by increasing the availability of specialty wigs and hairpieces targeting this demographic group.  This is evidenced through the Hair Goods Industry Suppliers Directory (www.hairgoodswholesale.com) which had between 10 to 15 manufacturers, distributors and wholesalers specializing in the African-American market ten years ago; more recently there were 51 listed in the directory specializing in this particular market.

Competition

The wig and hair goods industry, as well as its affiliated beauty supply industry, is highly competitive.  The success or failure of our business will depend largely upon the ability of our management to establish a reliable and steady source of high-end handmade wigs and hairpieces from China and South Korea that will supply us in volume and at competitive prices which will allow us to generate sufficient revenues to become profitable.

We will be competing against many well established competitors with substantially greater financial resources and a longer history of operations.  Our competitors’ resources and market presence may provide them with advantages in marketing, purchasing and negotiating prices and leases.  Some of our competitors include:

•

Invisiwig, Inc. (www.invisiwig.com);

•

Celebrity Style Wigs (www.celebritystylewigs.com);

•

De Novo Hair, LLC (www.denovohair.com);

•

Shake-N-Go Fashion, Inc. (www.snghair.com);

•

Sun Taiyaing Co., Ltd. (www.outre.com); and

•

Hair Zone, Inc. (www.sensationnel.com).

Factors that are material to our competitive position include developing brand identity and loyalty, our management and their network of contacts within the industry, quality of the wigs and hairpieces we import compared to those of our competitors, product pricing strategies, and the success and acceptance of our future sales and marketing efforts.

We believe our business plan is competitive and will allow us to successfully compete within this industry and grow our business in a steady and controlled manner utilizing our current management’s knowledge and experience in this industry.

Plan of Operations

We plan on importing high-end handmade lace wigs and hairpieces manufactured in China and South Korea into the United States.  We intend to sell our products in bulk to beauty supply stores, hair salons, and independent hair stylists.  We will also offer our products directly to the retail consumer via the Internet.

It is important to note that we are a development stage business with minimal business activity.  As of the date of this prospectus we have not begun importing any lace wigs or hairpieces.  Further, we do not have any formal agreements in place with any beauty supply stores, hair salons or independent hair stylists; our discussions with potential distributors have been limited solely to exploratory talks until we can demonstrate our ability to procure and deliver our products in a timely manner and in sufficient quantities.

Products and Services

Initially we intend to import high-end handmade lace wigs and hairpieces manufactured in China and South Korea into the United States.  These wigs and hairpieces will initially be sold in the greater Washington, D.C. metropolitan area through beauty supply stores, hair salons and independent hair stylists; nationwide will sell them directly to the consumer through our website www.swchinaimports.com, which is currently under development.

We will also be offering free training to our future network of beauty supply stores, hair salons and independent hair stylists.  This training will include general education about lace wigs, how to apply the lace wig on their clients’ head correctly, and how to properly care for the lace wig.  The planned training courses will be offered through interactive on-line classes and prerecorded DVDs.

Lace Wigs and Hairpieces

The lace wigs and hairpieces we will be importing from China and South Korea will primarily be made from human hair and will be fully customizable.  Our customers will be able to choose the style, color, length, size, density and texture of each wig or hairpiece.  The wigs and hairpieces will be made by hand-tying the human hair into a lace sheet in a manner so that when it is properly attached to the customer’s head it will create an invisible hairline.

Future Products

Once we are successful in securing reliable and price competitive sources of high-end handmade wigs and hairpieces and develop a sizeable network of beauty supply stores, hair salons, and independent hair stylists, we intend to expand our product line to include a comprehensive high-end line of hair extensions as well as complementary shampoos and conditioners specially formulated for wigs and hairpieces.

Proposed Milestones to Implement Business Operations

The following milestones are based on estimates made by our management team.  The working capital requirements and the projected milestones are approximations and are subject to adjustments.  Our initial baseline budget is based on minimum operations which will be financed from the proceeds of this offering.  To the extent that we cannot raise the entire amount contemplated by this offering, we will be forced to seek additional funds to complete further development of our business.  There is no assurance that any additional financing will be available, or if available, on terms that will be acceptable to us.

We estimate generating initial revenues approximately nine to ten months following closing of the offering.  We plan to complete our milestones as follows:

0 - 2 Months

We will establish a formal relationship with a quality manufacturer of custom handmade lace wigs and hairpieces in either China or South Korea.  Our initial inventory purchase order will be for approximately $50,000 in product.  In order to minimize our start-up costs during this period, our treasurer and secretary, Jae Hwang, has agreed to allow us to continue using a portion of his personal offices as our corporate headquarters until we receive our initial inventory and are required to lease warehouse space.

3 – 5 Months

While our initial inventory purchase order is being fulfilled and shipped to us via container ship, we will start formalizing reseller relationships with beauty supply stores, hair salons, and independent hair stylists throughout the greater Washington, D.C. metropolitan area.  Concurrently, we will complete the development of our beta website (www.swchinaimports.com) to enable on-line purchases of our handmade wigs and hairpieces; the website will not go “live” until our inventory has been received and is ready for shipment to the retail consumer.  We anticipate spending approximately $20,000 to accomplish these milestones ($15,000 on purchasing computers, servers and furthering the website development, and $5,000 in general expenses associated with securing reseller relationships).

6 - 8 Months

We will enter into a lease for a small office/warehouse space (~2,000 square feet) in Washington, D.C. and receive our initial inventory of handmade wigs and hairpieces.  Simultaneously we will hire our first outside employee who will be an experienced salesperson in the hair goods industry.  Our salesperson’s focus will be on selling our handmade wigs and hairpieces to local beauty supply stores, hair salons, and independent hair stylists.  We estimate that these activities will cost us an aggregate of approximately $15,000.

9 - 10 Months

We anticipate we will start generating our first revenue around this time frame.  With the generation of initial sales we will hire a part-time (initially) warehouse employee to assist with order fulfillment.

Further, we will embark on a small sales and marketing campaign aimed at building our brand and boosting general awareness of our products.  These activities will include Internet efforts aimed at directing web traffic to our website (www.swchinaimports.com) and in-store displays and promotions.

We estimate that these activities will cost an aggregate of approximately $20,000.

11 - 12 Months

We anticipate we will need to place another purchase order with our selected manufacturer of handmade wigs and hairpieces in order to maintain a sufficient level of inventory.  This purchase order will be similar to the initial order and should be for approximately $50,000.

Note: The amounts allocated to each line item in the above milestones are subject to change without notice.  Our planned milestones are based on the estimated amount of time to complete each milestone following the closing of this offering.  Any line item amounts not expended completely, as detailed in the milestones above and in the “Use of Proceeds”, shall be held in reserve as working capital and subject to reallocation as required for ongoing operations.

Contingency Plans

In the event we do not receive sufficient proceeds from this offering to complete our planned initial inventory purchase of $50,000, we will have to reevaluate the above proposed timeline.  Depending on the actual amount of offering proceeds, our current officers and directors may decide to loan us the difference in order to complete this initial inventory purchase.  However, no assurances can be given that we will raise any capital from this offering or that our current officers and directors will be continue to be willing to loan us the difference.

If we are not able to make this proposed initial inventory purchase, either through this offering and/or with personal loans from our current officers and directors, we intend to make a small inventory purchase that will include a wide variety of product offerings.  The purpose of this smaller inventory purchase will be to demonstrate the quality of our products to future investors in order to obtain alternative funding from secondary sources to begin purchasing our inventory in bulk.

Long-Term Plan (5 Years)

Over the ensuing five years our growth and expansion efforts will include:

•

Increasing the number of salespersons and warehouse personnel;

•

Expanding the size of our warehouse(s);

•

Expanding into new territories, including Philadelphia, New York and Boston;

•

Formalizing relationships with additional manufacturers in China and South Korea capable of providing us with high-end handmade wigs and hairpieces to insure that we maintain a stable and cost competitive level of inventory;

•

Adding new and innovative products, including a comprehensive high-end line of hair extensions as well as complementary shampoos and conditioners specially formulated for wigs and hairpieces.

We estimate that we will need to raise up to an additional $3 million over the next five years to build-up our inventory levels and achieve the foregoing.

Sales and Marketing

Targeted Resellers

We intend to focus our sales and marketing efforts on selling our high-end handmade wigs and hairpieces in bulk quantities to targeted resellers, particularly:

•

Beauty Supply Stores – We estimate that there are between 5,000 – 6,000 independently owned beauty stores within the United States.  A typical store employees two to five employees and carries a wide variety of beauty products, including hair care, styling, coloring and treatments, ethnic, electrical and mechanical devices, and so forth.  We believe our handmade wigs and hairpieces are a natural inventory item for such a retail outlet and would be an attractive higher margin product for the retailer to carry;

•

Hair Salons – A typical hair salon business provides a variety of hair, face and body treatments to its clients who are predominately women.  Most hair salons are small businesses with two to ten licensed hair stylists, many of whom have a regular group of returning customers.  We anticipate hair salons will be our largest source of sales considering they can directly showcase and promote our handmade wigs and hairpieces to their existing customers, which offers them an excellent avenue to boost the salon’s annual revenues through its already existing customer base; and

•

Independent Hair Stylists – We estimate that approximately half of all hair stylists are independently self-employed and typically work from either their own home or rent space at an existing hair salon.  As with hair salons, independent hair stylists typically have a regular group of returning customers.  Training independent hair stylists in the proper application and benefits of our handmade wigs and hairpieces gives them a unique opportunity to improve the lives of their customers while generating them a secondary source of revenue.

Targeted Consumers

We intend to build our brand and image by targeting the following consumers:

•

African-American Women – Studies show that sales of wigs and hairpieces to African-Americans have increased more than 300% over the past ten years.  We believe we can be successful at building our brand and image within this demographic group.  We intend to put a particular emphasis on African-American women who are 45 years in age and older; and

•

Cancer Patients – We intend to import specialty “Hair Prosthesis” that are designed and constructed for maximum comfort for women and men who have lost most, if not all, of their hair as a side-effect of their chemotherapy cancer treatment.  Not only do these specialty handmade wigs and hairpieces improve the patients’ confidence levels, but their insurance companies oftentimes will reimburse the patient for the purchase of such specialty handmade wigs and hairpieces.

Financing

We believe that we will be able to raise sufficient funds from this offering to meet our minimum projected expenditures over the next 12 months.  We intend to keep our operating costs to a minimum until adequate cash is available from operating activities and/or additional financing(s).  While we believe that this offering will provide adequate funds to cover our initial capital requirements, we plan to seek other sources of equity financing on favorable terms to satisfy our growth and expansion plans.  However, there are no assurances that any such financing can be obtained or, if obtained, on terms favorable to us.  If we are unable to generate profits or unable to obtain additional funds to meet our working capital needs, we may need to cease or curtail our business operations.  Further, there is no assurance that the net proceeds from any successful financing arrangement will be sufficient to cover our cash requirements during the initial stages of our business development.

Government Regulation

There currently are few laws and regulations directly applicable to the importation and sale of wigs and hairpieces (synthetic fiber or human hair).  However, we will be directly subjected to the general controls and import regulations of the United States, which could result in unforeseen delays in receiving our future inventory shipments.  Further, while our intended imported products, high-end handmade wigs and hairpieces manufactured in China and South Korea, are not presently subject to targeted tariffs and import duties, we can give no assurances that the United States government will not implement such targeted tariffs and import duties in the future or ban entirely the importation of wigs and hairpieces from China and/or South Korea, which could have a material adverse effect on our business and force us to cease operations entirely.

Compliance with Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Research and Development Expenditures

We have not incurred any research or development expenditures since our inception on February 23, 2011.

Patents and Trademarks

We do not own nor have we applied, either legally or beneficially, for any patents or trademarks.

Property and Equipment

Our principal executive offices are located at 15800 Crabbs Branch Way, Ste. 310, Rockville, MD  20855.  This office space is being provided to us by our treasurer and secretary, Jae Hwang, free of charge.

We do not hold ownership or leasehold interest in any property or equipment.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Name	Age	Position

Seon Won	30	President, Chief Executive Officer, and Director

Jae Hwang	31	Treasurer, Secretary, Chief Financial Officer and Director

Our Board of Directors is comprised of only one class of director.  Each director is elected to hold office until the next annual meeting of shareholders and until his successor has been elected and qualified.  Officers are elected annually by the Board of Directors and hold office until successors are duly elected and qualified.  There are no arrangements, agreements, or understandings between non-management shareholders and management under which non-management shareholders may, directly or indirectly, participate in or influence the management of our business affairs.  The following is a brief account of the business experience of each of our directors and executive officers.  There is no family relationship between any director or executive officer.

Seon Won, is one of our co-founders and has served as our President, Chief Executive Officer and as a Director since our inception in February 2011.  Prior to co-founding SW China Imports, Mr. Won founded LDA Enterprise, LLC in December 2007, a distributor of high-end handcrafted wigs.  LDA Enterprise was reincorporated as SW Enterprises, LLC in July 2010.  At SW Enterprises Mr. Won’s responsibilities include overseeing the general business development with an emphasis on mergers & acquisitions, cultivating business partnerships, and managing product and marketing initiatives.  Concurrently with his duties at SW Enterprises, Mr. Won is a store manager at Pink Beauty, a retail beauty store located in Capitol Heights, Maryland, and has held the position since September 2007.

Prior to joining Pink Beauty, Mr. Won worked at Beauty Max, a multi-unit beauty products retailer and service provider operating seven locations throughout the Washington, D.C. metropolitan area.  At Beauty Max Mr. Won was responsible for training new employees, overseeing product purchasing and inventory control processes, supervising store renovations and store floor planning, and innovating promotional sales events.  Mr. Won worked at Beauty Max for five years.

Mr. Won is not currently an officer or director of any other reporting company.  Mr. Won intends to devote approximately 50% of his business time to our affairs.

Jae Hwang, is one of our co-founders and has served as our Treasurer, Secretary, Chief Financial Officer and as a Director since our inception in February 2011.  Concurrently Mr. Hwang is the Managing Partner of Ki & Hwang, LLC, a boutique law firm located in Rockville, Maryland he co-founded in November 2009.  Prior to co-founding Ki & Hwang, Mr. Hwang was a full-time scholar and focused his full attentions on furthering his education.

Mr. Hwang graduated with a Bachelor of Arts in Spanish Business from the University of Maryland at College Park in December 2005 and subsequently received his Juris Doctor from the University of Baltimore School of Law in May 2009.

Mr. Hwang presently is admitted to practice law in the State of Maryland, District of Columbia, the United States District and Bankruptcy Courts for the District of Maryland, and the United States Tax Court.  Mr. Hwang is currently a member of the Maryland Bar Association, American Bar Association, Bar Association of Montgomery County, and Maryland Association for Justice, Inc.  Further, Mr. Hwang is fluent in English, Spanish and Korean.

Mr. Hwang is not currently an officer or director of any other reporting company.  Mr. Hwang intends to devote at least 20% of his business time to our affairs.

Committees of the Board of Directors

Our Board of Directors presently does not have any active committees.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our officers from inception on February 23, 2011 through March 15, 2011.  Our fiscal year end is December 31.  No compensation has been paid to our officers from inception on February 23, 2011 through March 15, 2011.  We have no plans to begin paying our officers any cash compensation during the current fiscal year ending December 31, 2011.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Change in Pension Value & Nonqual-ified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Totals ($)

Seon Won President, CEO	2011	0	0	0	0	0	0	0	0

Jae Hwang, CFO, Secretary, Treasurer	2011	0	0	0	0	0	0	0	0

The following table sets forth information with respect to compensation paid by us to our directors from inception on February 23, 2011 through March 15, 2011.  Our fiscal year end is December 31.

Director Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen-sation ($)	Total ($)

Seon Won	0	0	0	0	0	0	0
Jae Hwang	0	0	0	0	0	0	0

All compensation received by our officers and directors has been disclosed.  There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Employment Agreements

We have not entered into any employment agreements with any of our officers or directors.  As of the date of this prospectus we had no employees other than those listed above.  All future employment arrangements are subject to the discretion of our Board of Directors.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Officer Compensation

Seon Won received 69,200,000 shares of our shares of our common stock and Jae Hwang received 30,800,000 shares of our common stock as compensation for their services.  These shares were issued on February 23, 2011 and were issued as Founder’s Shares.  We have no plans to begin paying our officers any cash compensation during the current fiscal year ending December 31, 2011.

Director Compensation

We have no plans to begin paying our directors any cash compensation until our business becomes operationally profitable.  We may, however, reimburse our directors for any out-of-pocket travel and lodging expenses associated with their attendance of Board meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership as of the date of this prospectus by (i) each named executive officer, (ii) each member of our Board of Directors, (iii) each person deemed to be the beneficial owner of more than five percent (5%) of any class of our common stock, and (iv) all of our executive officers and directors as a group.  Unless otherwise indicated, each person named in the following table is assumed to have sole voting power and investment power with respect to all shares of our common stock listed as owned by such person.

As of the date of this prospectus, we had 110,000,000 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Name of Beneficial Owner	Shares of Common Stock	Percentage of Class (Common)	Shares of Preferred Stock	Percentage of Class (Preferred)

Officers and Directors
Seon Won, President and CEO	69,200,000	62.9%	-0-	0%

Jae Hwang, CFO, Treasurer and Secretary	30,800,000	28.0%	-0-	0%

All officers and directors as a group (2 persons)	100,000,000	90.9%	-0-	0%

Five Percent Stockholders
None

DESCRIPTION OF SECURITIES

Common Stock

Our Articles of Incorporation authorize us to issue up to 500,000,000 shares of common stock, $0.0001 par value.  Each holder of our common stock is entitled to one (1) vote for each share held of record on all voting matters we present for a vote of stockholders, including the election of directors.  Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities, and there are no conversion rights or redemption or sinking fund provisions with respect to our common stock.  All shares of our common stock are entitled to share equally in dividends from sources legally available when, and if, declared by our Board of Directors.

Our Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by the Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

In the event of our liquidation or dissolution, all shares of our common stock are entitled to share equally in our assets available for distribution to stockholders.  However, the rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of preferred stock that our Board of Directors may decide to issue in the future.

As of the date of this prospectus we had 110,000,000 shares of common stock issued and outstanding.

Preferred Stock

Our Articles of Incorporation authorize us to issue up to 50,000,000 shares of preferred stock, $0.0001 par value.  Our Board of Directors is authorized, without further action by the shareholders, to issue shares of preferred stock and to fix the designations, number, rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms.  We believe that the Board of Directors’ power to set the terms of, and our ability to issue, preferred stock will provide flexibility in connection with possible financing or acquisition transactions in the future.  The issuance of preferred stock, however, could adversely affect the voting power of holders of common stock and decrease the amount of any liquidation distribution to such holders.  The presence of outstanding preferred stock could also have the effect of delaying, deterring or preventing a change in control of our company.

As of the date of this prospectus we had no shares of preferred stock issued or outstanding.  Further, we have no present plans to issue any shares of preferred stock.

Dividend Policy

We have never declared or paid cash dividends.  We currently intend to retain all future earnings for the operation and expansion of our business and do not anticipate paying cash dividends on the common stock in the foreseeable future.  Any payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our results of operations, earnings, capital requirements, contractual restrictions and other factors deemed relevant by our directors.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our stock or any rights convertible or exchangeable into shares of our stock.

Shares Eligible for Future Sale

The 50,000,000 shares of common stock registered in this offering will be freely tradable without restrictions under the Securities Act.  No shares held by our affiliates (officers, directors or 10% shareholders) are being registered hereunder.  Our 110,000,000 issued and outstanding shares have been held since February 23, 2011, and are subject to the restrictions and sale limitations imposed by Rule 144.  Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one (1) year after SW China Imports is no longer deemed a “shell company” as defined in Rule 12b-2 of the Exchange Act, as amended.

The eventual availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities, if a market ever develops.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND CORPORATE GOVERNANCE

We are currently operating out of office space provided by our treasurer and secretary, Jae Hwang.  This arrangement was agreed upon by Mr. Hwang on a rent-free basis for an indeterminate period of time.  There is no written agreement or other material terms or arrangements relating to this arrangement.  Should Mr. Hwang become uninvolved in our business this arrangement would certainly come to an end and we would be required to seek office space elsewhere, potentially at great expense to us.

In addition to his duties at SW China, Mr. Hwang is concurrently a managing partner in the law firm Ki-Hwang, LLC.  Ki-Hwang, LLC is the law firm that rendered the legal opinion associated with this registration statement (Exhibit 5.1), which was provided to us free of charge.  Ordinarily this opinion letter would have otherwise cost us approximately $350.  In the event we are in need of future legal services, we most likely will retain Ki-Hwang, LLC to provide those services.

As of March 15, 2011, our president and chief executive officer, Seon Won, had loaned us $1,000.  Subsequently to this date, Mr. Won loaned us an additional  $2,000 which was used to pay our ongoing accounting expenses.  As of the date of this prospectus, Mr. Won has loaned us an aggregate of $3,000.  This debt is in the form of a non-interest bearing demand loan.

Further, we rely especially heavily on Mr. Won’s knowledge and vast experience in the beauty supply industry.  Mr. Won intends to spend approximately 50% of his professional time on our business.  We have not formulated a plan to resolve any possible conflict of interest with his other competing business activities, which happen to be in the same industry.  Significant potential conflicts include the possibility of Mr. Won’s suppliers entering into exclusivity arrangements with his outside business interests and/or providing his outside business interests with terms that are more favorable than they would be willing to provide us.

Other than the foregoing, we do not currently have any conflicts of interest.  We have not yet formulated a policy for handling conflicts of interest.  However, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

On February 23, 2011 we issued an aggregate of 100,000,000 restricted shares of common stock, par value $0.0001, to our officers, Seon Won and Jae Hwang, as founder stock; Mr. Won and Mr. Hwang received 69,200,000 and 30,800,000 shares, respectively.  On the same date we issued 5,000,000 restricted shares of our common stock to Taurus Financial Partners, LLC, which were valued at $50,000, or $0.01 per share.  Because of their positions and involvement in our business organization and development, Mr. Won, Mr. Hwang, and Taurus Financial Partners, LLC are considered promoters as defined by Rule 405 of the Securities Act.  As of the date of this prospectus, we have no agreements in place to provide additional compensation to any of our promoters.

LEGAL PROCEEDINGS

No officer, director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.  We are not aware of any pending or threatened legal proceedings involving SW China Imports, Inc.

During the past ten (10) years, Seon Won and Jae Hwang have not been the subject of the following events:

1)

Any bankruptcy petition filed by or against any business of which either Mr. Won or Mr. Hwang were a general partner or executive officer either at the time of the bankruptcy or within two (2) years prior to that time;

2)

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding;

3)

An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Won’s or Mr. Hwangs’s involvement in any type of business, securities or banking activities; and

4)

Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Our financial statements included in this prospectus and the registration statement have been audited by M&K CPAS, PLLC, Independent Registered Public Accounting Firm, of Houston, Texas to the extent and for the periods set forth in their report appearing elsewhere in this prospectus and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The Ki-Hwang, LLC, Attorneys and Counselors at Law, our legal counsel, has provided an opinion on the validity of our common stock.  We retained their counsel solely for the purpose of providing this opinion and have not received any other legal services from this firm.  Our treasurer and secretary, Jae Hwang, is concurrently a managing partner at Ki-Hwang, LLC.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court's decision.

ADDITIONAL INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of our company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving our company and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the SEC's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, Room 1580, 100 F Street NE, Washington D.C. 20549.  Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a website at www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC.  Our registration statement and the referenced exhibits can also be found on this site.

REPORTS TO SECURITY HOLDERS

Upon effectiveness of this prospectus, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our independent registered public accounting firm and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each fiscal year.

FINANCIAL STATEMENTS

Table of Contents

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

SW China Imports, Inc. (A Development Stage Company)

Rockville, Maryland

We have audited the accompanying balance sheet of SW China Imports, Inc. (A Development Stage Company) (the “Company”) as of March 15, 2011 and the related statement of operations, stockholders' deficit and cash flows for the period from February 23, 2011 (inception) to March 15, 2011.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

 We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SW China Imports, Inc. (A Development Stage Company) as of March 15, 2011 and the results of its operations and cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has not established a source of revenues sufficient to cover its operating costs, and as such, has incurred an operating loss since its inception. These matters raise substantial doubt about the Company’s ability to continue as a going concern.  These financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that may result should the Company be unable to continue as a going concern. See note 2 to the financial statements for further information regarding this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

April 19, 2011

SW CHINA IMPORTS, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

March 15, 2011

ASSETS

Total assets:	$-

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)

Current liabilities:
Note payable to stockholder	$1,000

Total liabilities	$1,000

Commitments and contingencies	-

Stockholders’ (deficit):
Preferred stock, $0.0001 par value, 50,000,000 shares authorized; no shares issued and outstanding	$-
Common stock, $0.0001 par value, 500,000,000 shares authorized; 110,000,000 shares issued and outstanding	11,000
Additional paid-in capital	89,000
(Deficit) accumulated during the development stage	(101,000)

Total stockholders’ (deficit)	$(1,000)

Total liabilities and stockholders’ (deficit)	$-

The accompanying notes to the financial statements are an integral part of these statements.

SW CHINA IMPORTS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

For the period from February 23, 2011 (inception) to March 15, 2011

Revenues, net	$-

Cost of revenues	-

Gross profit	-

Expenses:
General and administrative	1,000
Consultant fees	100,000
Total expenses	101,000

(Loss) from operations	(101,000)

Provision for income taxes	-

Net (loss)	$(101,000)

(Loss) per common share, basic and diluted	$(0.00)

Weighted average number of common shares outstanding, basic and diluted	110,000,000

The accompanying notes to the financial statements are an integral part of these statements.

SW CHINA IMPORTS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ (DEFICIT)

For the period from February 23, 2011 (inception) to March 15, 2011

Description	Common Stock		Additional Paid-In Capital	(Deficit) Accumulated During the Development Stage	Total
	Shares	Amount

Balance, February 23, 2011 (inception)	-	$-	$-	$-	$-

Issuance of common shares to directors (founder’s shares)	100,000,000	10,000	(10,000)	-	-

Issuance of common shares to consultants	10,000,000	1,000	99,000	-	100,000

Net (loss) for the period	-	-	-	(101,000)	(101,000)

Balance, March 15, 2011	110,000,000	$11,000	$89,000	$(101,000)	$(1,000)

The accompanying notes to the financial statements are an integral part of these statements.

SW CHINA IMPORTS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

For the period from February 23, 2011 (inception) to March 15, 2011

Cash flows from operating activities:
Net (loss)	$(101,000)
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Common stock issued in connection with services provided by consultants	100,000
Changes in operating assets and liabilities:
Net cash (used in) operating activities	(1,000)

Cash flows from financing activities:
Increase in notes payable to a stockholder	1,000
Net cash provided (used) by financing activities	1,000

Net increase in cash	-

Cash – beginning of period	-

Cash – end of period	$-

Non-cash investing and financing activities:
Issuance of common shares to directors (founder’s shares)	$10,000

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$-

Income taxes	$-

The accompanying notes to the financial statements are an integral part of these statements.

SW CHINA IMPORTS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

March 15, 2011

NOTE 1 – Summary of Significant Accounting Policies

Organization

SW China Imports, Inc. (“Company” or “SW China Imports”) is a development stage company with minimal operations.  SW China Imports was incorporated under the laws of the State of Nevada on February 23, 2011.  The Company’s business plan calls for the Company to import high-end handmade lace wigs and hairpieces manufactured in China and South Korea into the United States.  SW China Imports intends to sell these products in bulk to beauty supply stores, hair salons, and independent hair stylists.  SW China Imports also intends to sell its products directly to the retail consumer via the Internet.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with United States Generally Accepted Accounting Principles (US GAAP) for financial information and in accordance with the Securities and Exchange Commission’s (SEC) Regulation S-X.  They reflect all adjustments which are, in the opinion of the Company’s management, necessary for a fair presentation of the financial position and operating results as of and for the period February 23, 2011 (inception) to March 15, 2011.

Use of Estimates

The accompanying financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.  Actual results may vary from these estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.  As of March 15, 2011, the Company had no cash or cash equivalents.

Fair Value of Financial Instruments

ASC 820, “Fair Value Measurements” and ASC 825, Financial Instruments, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  It establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value.  A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.  It prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

As of March 15, 2011 we believe that the recorded values of all of our financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Net Loss per Share Calculation

Basic net loss per common share is computed by dividing the net loss attributable to common stockholders by the weighted-average number of common shares outstanding for the period.   Diluted earnings per shares is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  During the period February 23, 2011 (inception) to March 15, 2011 the Company had no dilutive financial instruments issued or outstanding.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC 740, Income Taxes.  Under FASB ASC 740-10-25, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes.  The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets.  SW China Imports establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period.  Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about its ability to realize the related deferred tax asset.  Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fiscal Year

The Company elected December 31st for its fiscal year end.

NOTE 2 – Development Stage Activities and Going Concern

The Company is in the development stage and has minimal operations, and as such has devoted most of its efforts since its inception to developing its business plan, issuing common stock, attempting to raise capital, establishing its accounting systems and other administrative functions.  The Company plans on importing high-end handmade lace wigs and hairpieces manufactured in China and South Korea into the United States.  After import, the Company intends to sell its products in bulk to beauty supply stores, hair salons, and independent hair stylists.  The Company also intends to sell its products directly to the retail consumer via the Internet.  Additionally, the Company intends to conduct additional capital formation activities through the issuance of its common stock and to achieve these long-term business growth strategies.

While management of the Company believes that SW China Imports will be successful in its planned operating activities under its business plan and capital formation activities, there can be no assurance that it will be able to successfully execute on either of these or that it will be able to generate adequate revenues to earn a profit or sustain its operations.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United State of America, which contemplate continuation of the Company as a going concern.  The Company has not established a source of revenues sufficient to cover its operating costs, and as such, has incurred an operating loss since its inception.  Further, as of March 15, 2011, the Company had a working capital deficiency of $1,000.  These and other factors raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments or classifications that may result from the possible inability of the Company to continue as a going concern.

NOTE 3 – Common Stock

The total number of common shares authorized that may be issued by the Company is 500,000,000 shares with a par value of $0.0001 per share.

During the period February 23, 2011 (inception) to March 15, 2011 the Company issued an aggregate of 100,000,000 shares to its officers as Founder’s Shares.  The Company issued another 10,000,000 shares to consultants for total consideration of $100,000, or $0.01 per share, based on the value of the services performed.

As of March 15, 2011, the Company had 110,000,000 shares of its common stock issued and outstanding.

NOTE 4 – Preferred Stock

The total number of preferred shares authorized that may be issued by the Company is 50,000,000 shares with a par value of $0.0001 per share.

As of March 15, 2011, the Company had no shares of its preferred stock issued and outstanding.

NOTE 5 – Income Taxes

The provision (benefit) for income taxes for the period from February 23, 2011 (inception) to March 15, 2011 was as follows, assuming a 35 percent effective tax rate:

For the period February 23, 2011 (inception) to March 15, 2011
Current tax provision:
Federal
Taxable income	$-

Total current tax provision	$-

Deferred tax provision:
Federal
Loss carryforwards	$350
Change in valuation allowance	(350)

Total deferred tax provision	$-

As of March 15, 2011, the Company had approximately $1,000 in tax loss carryforwards that can be utilized in future periods to reduce taxable income through 2030.

The Company provided a valuation allowance equal to the deferred income tax assets for the period from February 23, 2011 (inception) to March 15, 2011 because it is not presently known whether future taxable income will be sufficient to utilize the tax loss carryforwards.

The Company has no uncertain tax positions.

NOTE 6 – Related Party Transactions

As of March 15, 2011, the Company operated out of office space that is being provided to us by our treasurer and secretary, Jae Hwang, free of charge.  There is no written agreement or other material terms relating to this arrangement.

For the period February 23, 2011 (inception) to March 15, 2011 the Company’s rent expense was zero.  This is because of the short time period and the minimal level of operating activities that have transpired during this period of time.

As of March 15, 2011, the Company had a note payable to a stockholder in the amount of $1,000.  This note is payable on demand and is non-interest bearing.

NOTE 7 – Recent Accounting Pronouncements

In May 2009, FASB issued ASC 855, Subsequent Events, which establishes general standards of for the evaluation, recognition and disclosure of events and transactions that occur after the balance sheet date.  Although there is new terminology, the standard is based on the same principles as those that currently exist in the auditing standards.  The standard, which includes a new required disclosure of the date through which an entity has evaluated subsequent events, is effective for interim or annual periods ending after June 15, 2009.  The adoption of ASC 855 did not have a material effect on the Company’s financial statements.

In June 2009, the FASB issued guidance now codified as ASC 105, Generally Accepted Accounting Principles as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC. ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place.  The adoption of ASC 105 did not have a material impact on the Company’s consolidated financial statements, but did eliminate all references to pre-codification standards.

In August 2009, FASB issued an amendment to the accounting standards related to the measurement of liabilities that are recognized or disclosed at fair value on a recurring basis.  This standard clarifies how a company should measure the fair value of liabilities and that restrictions preventing the transfer of a liability should not be considered as a factor in the measurement of liabilities within the scope of this standard.  This standard is effective for the Company on October 1, 2009. The adoption of this amendment did not have a material effect on the Company’s consolidated financial statements.

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement.  Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items.  This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition.  The adoption of this amendment did not have a material effect on the Company’s consolidated financial statements.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements.  This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards.  Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement.  The adoption of this amendment did not have a material effect on the Company’s consolidated financial statements.

In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend.  This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis.  The adoption of this standard is not expected to have a significant impact on the Company’s consolidated financial statements.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis.  This standard is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010.  The adoption of this amendment did not have a material effect on the Company’s consolidated financial statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its consolidated financial statements.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses to be paid in connection with the common stock being registered, all of which will be paid by us in connection with this offering.  All amounts are estimates except for the registration fee.

Accounting and audit fees	$3,000
Legal fees and expenses	5,000
SEC registration fee	58
Transfer agent fees	3,500
Total	$11,558

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest.  We may advance expenses incurred in defending a proceeding.  To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including reasonable attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to officers or directors under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On February 23, 2011, we issued 100,000,000 shares of common stock, $0.0001 par value, to our directors in consideration of their services to us.  Seon Won was issued 69,200,000 shares and Jae Hwang was issued 30,800,000 shares.  We issued these shares as Founder’s Shares.  In connection with this issuance, we relied upon the exemption from the registration requirements pursuant to the provisions of Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering.  By virtue of Mr. Won’s and Mr. Hwang’s relationships with us, each had access to all relevant information relating to our business and represented that they each had the required investment intent.  In addition, the securities issued bore an appropriate restrictive legend.

On February 23, 2011, we issued 5,000,000 shares of common stock to Arctic Eyes, LLC in consideration of its services related to the development of our website and its future marketing requirements.  We valued these services at $50,000, or $0.01 a share.  In connection with this issuance, we relied upon the exemption from the registration requirements pursuant to the provisions of Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering.  By virtue of its relationship to us, Arctic Eyes had access to all relevant information relating to our business and represented that it had the required investment intent.  In addition, the securities issued bore an appropriate restrictive legend.

On February 23, 2011, we issued 5,000,000 shares of common stock to Taurus Financial Partners, LLC in consideration of its services of assisting with the creation and early development of our business, the preparation of this registration statement on Form S-1, and continued EDGAR filing services.  We valued these services at $50,000, or $0.01 a share.  In connection with this issuance, we relied upon the exemption from the registration requirements pursuant to the provisions of Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering.  By virtue of its relationship to us, Taurus Financial Partners had access to all relevant information relating to our business and represented that it had the required investment intent.  In addition, the securities issued bore an appropriate restrictive legend.

II - 1

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Number	Description of Exhibit

3.1*	Articles of Incorporation
3.2*	Bylaws
5.1	Legal Opinion of Ki-Hwang, LLC, Attorneys and Counselors at Law
10.1***	Form of Subscription Agreement
10.2**	Consulting Agreement with Arctic Eyes, LLC (Dated February 23, 2011)
23.1***	Consent of M & K CPAS, PLLC, Independent Registered Public Accounting Firm
23.2	Consent of Legal Counsel (contained in exhibit 5.1)

*   Incorporated by reference to registration statement on Form S-1 filed on May 3, 2011.

** Incorporated by reference to registration statement on Form S-1 (Amendment No. 1) filed on June 7, 2011.

*** Incorporated by reference to registration statement on Form S-1 (Amendment No. 2) filed on July 14, 2011 .

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

a)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

b)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

c)

Include any additional or changed material information on the plan of distribution.

2)

To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3)

To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4)

For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a)

Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

b)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

II-2

c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

d)

Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in  the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (“Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland on the 19 th day of July, 2011.

SW CHINA IMPORTS, INC.

By:

/s/ Seon Won

Seon Won

President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this amendment to the registration statement has been signed by the following persons in the listed capacities on July 19 , 2011:

By:

/s/ Seon Won

Seon Won

President, Chief Executive Officer,

Principal Executive Officer and Director

By:

/s/ Jae Hwang

Jae Hwang

Secretary, Treasurer, Chief Financial Officer,

Principal Accounting Officer and Director

II-3